UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, New York 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report contains forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management, as well as estimates and assumptions made by the registrant’s management. When used in this Current Report, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 25, 2012, Augme Technologies, Inc. (the “Company”) entered into a Separation and Release Agreement (the “Agreement”) with Mr. Paul Arena, the Company’s former Chief Executive Officer, Secretary and Chairman of the Board of Directors.  As reported in the Current Report on Form 8-K filed on September 18, 2012, Mr. Arena separated from service as an officer of the Company on September 17, 2012.

Pursuant to the Agreement, in exchange for a complete release of any employment-related claims that Mr. Arena may have against the Company, a 12 month covenant not to solicit clients of the Company and a 12 month covenant not to compete with the Company by accepting employment with or rendering services to competitors of the Company’s business, the Company will provide (i) monthly payments of $35,416.67 (less statutory deductions) during the period from September 17, 2012 through June 8, 2013 (the “Separation Payment Period”), (ii) $4,600 per month for housing in New York, which payments will begin on October 1, 2012 with the final payment on June 1, 2013, (iii) $3,000 per month as a non-accountable expense allowance, which payments will begin on October 15, 2012 and will end on April 15, 2013, (iv) reimbursement during the Separation Payment Period for cellular phone expenses in the amount of $130 per month, (v) a 5-year warrant for the purchase of 250,000 shares of the Company’s common stock at an exercise price of $1.50 per share, and (vi) COBRA coverage until March 31, 2014.  Mr. Arena will also be reimbursed for $2,970 in business expenses and will be paid $43,608.11 in amounts owed for accrued but unpaid payroll and accrued but unused paid time off.  Finally, all options granted to Mr. Arena will be immediately vested and the term of each option will expire 5 years after the date of grant, irrespective of any expiration date included in the option agreement.

Mr. Arena remains a director of the Company.  However, in connection with the Agreement, Mr. Arena executed a resignation letter dated December 31, 2012, whereby he resigned his position as a member of the board of directors of the Company effective as of December 31, 2012.  Mr. Arena’s future dated resignation as a director is not as a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing discussion of the Agreement and the warrant is qualified in its entirety by those documents, which are attached as exhibits to this Current Report.

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company’s revenues for the quarter ended August 31, 2012 were $6,189,220.

Since the end of the last fiscal year, the Company has experienced significant changes in its capital stock, stockholders’ equity and net assets.  During the quarter ended August 31, 2012, the number of shares of the Company’s common stock outstanding was increased by 5,500,036 shares as a result of the payment of the earn out due to the former stockholders of Hipcricket, Inc. pursuant to that certain Amended and Restated Asset Purchase Agreement dated August 25, 2011.  Cash has been used to fund the Company’s losses, resulting in a decrease to cash and cash equivalents of approximately $8.2 million during the three months ended May 31, 2012 and $2.8 million during the three months ended August 31, 2012.  On August 31, 2012, the Company’s cash and cash equivalents were $475,584.  Because of the Company’s significant accumulated deficit, stockholders’ equity has been declining quarter over quarter.  On September 21, 2012, the Company announced a restructuring plan to reduce costs.  The plan includes reducing the number of employees, slowing the pace of investments in intellectual property and minimizing variable expenses.  Full implementation of the restructuring plan is expected to take three to five months.  The Company believes that the restructuring plan will improve cash flow by approximately $6.0 million on an annual basis beginning in the third quarter of fiscal year 2013 ending November 30, 2012.  The Company estimates that the costs associated with one-time termination benefits will be between approximately $850,000 and approximately $1 million and that the costs associated with one-time contract terminations will be between approximately $25,000 and approximately $50,000.  The Company intends to pay all of the foregoing expenses in cash.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 1.01 above concerning the warrant issued to Mr. Paul Arena is incorporated into this Item 3.02 by reference.  The Company issued the warrant in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  As a director, Mr. Arena has information about the Company which registration would provide.

In connection with the Loan, the Company issued to Mr. Purcell a 5-year warrant to purchase 50,000 shares of common stock at an exercise price of $1.25 per share for cash or on a cashless basis.  The Company issued this warrant in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  As a director, Mr. Purcell had the information about the Company which registration would provide.

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information included in Item 1.01 above regarding Mr. Arena’s resignation as a director effective December 31, 2012 is incorporated into this Item 5.02.

ITEM 8.01.            OTHER EVENTS

The information included in Item 2.02 above is incorporated into this Item 8.01.

On September 27, 2012, the Company issued a press release announcing the launch of a public offering of shares of common stock together with warrants for the purchase of shares of common stock.  In addition, the Company intends to grant the underwriter a 45-day option to purchase additional shares of common stock and warrants for the purchase of shares of common stock from the Company to cover over-allotments, if any.  A copy of the form of Underwriting Agreement that the Company plans to enter into with Northland Securities, Inc., the proposed Underwriter’s Warrant, the proposed Investor Warrant and the press release are attached as Exhibits 1.1, 4.1, 4.2, and 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Also attached hereto as Exhibit 21 and incorporated herein by reference is a list of the Company’s subsidiaries.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement

4.1	Form of Underwriter Warrant

4.2	Form of Investor Warrant

10.1	Separation and Release Agreement dated September 25, 2012 between the Company and Paul R. Arena

10.2	Warrant Agreement dated September 25, 2012 issued to Paul R. Arena

21	Subsidiaries of the Registrant

99.1	Press release issued on September 27, 2012 by Augme Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: September 27, 2012	By	/s/ Robert Hussey
Robert Hussey
Interim Chief Executive Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement

4.1	Form of Underwriter Warrant

4.2	Form of Investor Warrant

10.1	Separation and Release Agreement dated September 25, 2012 between the Company and Paul R. Arena.

10.2	Warrant Agreement dated September 25, 2012 issued to Paul R. Arena.

21	Subsidiaries of the Registrant

99.1	Press release issued on September 27, 2012 by Augme Technologies, Inc.